EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated March 16, 2021, of Lithium Corporation relating to the audit of the financial statements as of December 31, 2020 and 2019, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX

March 19, 2021